Exhibit 99.2

AIM ImmunoTech Announces NYSE American Removal of Trading Suspension

Company expected to resume trading on the NYSE American on Tuesday, June 17, 2025

OCALA, Fla., June 12, 2025/ AIM ImmunoTech Inc. (OTC Pink: AIMID) (NYSE American: AIM) (“AIM” or the “Company”) today announced that the staff of NYSE Regulation has withdrawn its delisting determination and will be lifting the trading suspension of the Company’s common stock on the NYSE American. The NYSE Regulation staff determined that the Company’s common stock was now trading above the threshold of low selling price issues as further defined by Section 1003(f)(v) of the NYSE American Company Guide. AIM’s common stock is expected to resume trading on the NYSE American on Tuesday, June 17, 2025, under the symbol “AIM” and CUSIP 00901B303.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date do not guarantee that Ampligen will be approved as a therapy in any indication. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908.824.0775

AIM@jtcir.com